Aetna Life Insurance and Annuity Company

                               FORM OF ENDORSEMENT


The guaranteed interest rate provision in the Contract and Certificate are hereby endorsed as follows:

Notwithstanding any other provisions of this Contract:

  For Contracts with the Fixed Account: For all Individual Accounts established on or after the effective date of this endorsement, Aetna will add interest daily at an annual rate of no less than 3% on all amounts held in the Fixed Account.

  For all Individual Accounts established prior to the effective date of any subsequent endorsement providing for a lower guaranteed minimum rate for Individual Accounts thereafter established (which rate may not be less than 3%), Aetna will add interest daily at an annual rate of no less than 4% on all amounts held in the Fixed Account.

  Aetna may add interest daily at any higher rate. Aetna will make available to the Contract Holder the rate currently being credited to amounts held in the Fixed Account.

  For Contracts with the Fixed Plus Account: For all Individual Accounts established on or after the effective date of this endorsement, Aetna will add interest daily at an annual rate of no less than 3% on all amounts held in the Fixed Plus Account.

  For all Individual Accounts established prior to the effective date of any subsequent endorsement providing for a lower guaranteed minimum rate for Individual Accounts thereafter established (which rate may not be less than 3%), Aetna will add interest daily at an annual rate of no less than 4% on all amounts held in the Fixed Plus Account.

  Aetna may add interest daily at any higher rate. Aetna will make available to the Contract Holder the rate currently being credited to amounts held in the Fixed Plus Account.

Endorsed and made part of the Contract and Certificate effective on the later of the date of receipt of any required state approval or the Effective Date of the Contract.

                            /s/ Thomas J. McInerney
                                President
                                Aetna Life Insurance and Annuity Company

E403-GB4B-98